Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-224337 and 333-251148 on Form S-3 and Registration Statement Nos. 333-225480 and 333-231924 on Form S-8 of our report dated March 8, 2021, relating to the financial statements of Infrastructure and Energy Alternatives, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 8, 2021